Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is made and entered into as of April 26, 2017, by and between Vantage Drilling International (f.k.a. Offshore Group Investment Limited), an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), Vantage Drilling Company (in Official Liquidation) acting by and through its Liquidators, an exempted company incorporated with limited liability in the Cayman Islands (the “Holder”) and Alexander Lawson and Kris Beighton solely in their capacity as Joint Official Liquidators of the Holder, both of KPMG, PO Box 493, Century Yard, Cricket Square, Grand Cayman KY1-1106, Cayman Islands (the “Liquidators”) Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1 hereto.

WHEREAS on December 3, 2015 (the “Petition Date”), the Company, its subsidiaries and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS on the Petition Date, the Debtors filed the Joint Prepackaged Chapter 11 Plan of Offshore Group Investment Limited and Its Affiliated Debtors, dated December 1, 2015 (as amended from time to time, including all exhibits, schedules, and supplements thereto, the “Plan”), and the Bankruptcy Court entered an order confirming the Plan on January 15, 2016;

WHERAS the Liquidators of the Holder were appointed pursuant to an Order of the Grand Court of the Cayman Islands dated 18 January 2016;

WHEREAS the Plan provides that the Holder may enter into a registration rights agreement with the Company that reflects the terms set forth in the Plan; and

WHEREAS the Company, the Holder and the Liquidators are entering into this Agreement in furtherance of the aforesaid provisions of the Plan and WHEREAS the Holder is acting by and through its Liquidators and WHERAS the Liquidators have the power to enter into this Agreement pursuant to the Order of the Grand Court of the Cayman Islands dated 18 January 2016.

NOW, THEREFORE, IN CONSIDERATION of the covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Holder and the Liquidators agree as follows:

1.    Definitions; Interpretations.

(a)    As used in this Agreement, the following terms shall have the following meanings:

“Advice” has the meaning set forth in Section 10(c).

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this registration rights agreement, including all exhibits hereto, as may be amended, supplemented, or amended and restated from time to time in accordance with the terms hereof.

“Alternative Shelf Registration Statement” has the meaning set forth in Section 2(d).

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Bankruptcy Code” has the meaning set forth in the recitals hereto.

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“beneficially own” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, and any Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or another day on which commercial banks in New York are required or permitted under applicable laws or regulations to close.

“Chosen Courts” has the meaning set forth in Section 10(h).

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble.

“Counsel to the Holder” means the counsel selected by the Holder.

“Debtors” has the meaning set forth in the recitals hereto.

“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-1” means form S-1 under the Securities Act, or any other form hereafter adopted by the Commission for the general registration of securities under the Securities Act.

“Form S-3” means form S-3 under the Securities Act, or any other form hereafter adopted by the Commission having substantially the same usage as Form S-3.

“FINRA” has the meaning set forth in Section 5.

“Grace Period” has the meaning set forth in Section 3(a).

“Holder” has the meaning set forth in the Preamble.

“Holder Questionnaire” means a questionnaire adopted by the Company from time to time in form and substance reasonably acceptable to the Holder.

“Indemnified Party” has the meaning set forth in Section 7(c).

“Indemnifying Party” has the meaning set forth in Section 7(c).

“Initial Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Liquidators” means Alexander Lawson and Kris Beighton, both of KPMG, PO Box 493, Century Yard, Cricket Square, Grand Cayman KY1-1106, Cayman Islands, solely in their capacity as the Joint Official Liquidators of the Holder appointed pursuant to an Order of the Grand Court of the Cayman Islands dated 18 January 2016.

“Lockup Period” has the meaning set forth in Section 6.

“Losses” has the meaning set forth in Section 7(a).

“Person” means any individual, partnership, joint stock company, corporation, entity, association, trust, limited liability company, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision of any government.

“Petition Date” has the meaning set forth in the recitals hereto.

“Plan” has the meaning set forth in the recitals hereto.

“Plan Effective Date” shall mean the date on which the Plan becomes effective.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and any other amendments (including any post-effective amendments) or supplements to the Prospectus, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, collectively, (a) all Shares issued to the Holder pursuant to the Plan and (b) any additional Shares or other securities paid, issued or distributed in respect of any such Shares by way of a dividend, split or distribution, and any security into which any such Shares shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, or otherwise; provided, however, that any such Shares or other securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective Registration Statement; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any similar provision then in effect) promulgated under the Securities Act; and (z) the date on which such securities may be sold pursuant to Rule 144 (or any similar provision then in effect) without regard for any volume or manner of sale restrictions.

“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the common shares of the Company, including any securities resulting from any reclassification, recapitalization or similar transactions with respect to such Shares.

“Shelf Registration Statement” means a Registration Statement filed with the Commission in accordance with the Securities Act for the offer and sale of Registrable Securities by the Holder on a continuous or delayed basis pursuant to Rule 415.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

(b)    Rules of Interpretation. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, (ii) the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa, (iii) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, (iv) the words “include”, “includes” or “including” in this Agreement shall be deemed to be followed by “without limitation”, (v) the use of the words “or”, “either” or “any” shall not be exclusive, (vi) all references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time, (vii) all references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time, (viii) references to “day” or “days” are to calendar days, (ix) references to “dollars” or “$” are to United States of America dollars, and (x) references to sections, subsections, paragraphs, and exhibits are references to the sections, subsections and paragraphs of, and the exhibits attached to, this Agreement.

2.    Initial Shelf Registrations.

(a)    The Company shall prepare a Shelf Registration Statement (the “Initial Shelf Registration Statement”), and shall include in the Initial Shelf Registration Statement all of the Registrable Securities of the Holder. The Company shall file the Initial Shelf Registration Statement with the Commission on or prior to the ninetieth (90th) day following the date hereof; provided, however, that the Company shall not be required to file or cause to be declared effective the Initial Shelf Registration Statement (x) if the Holder requests that the Company not effect, and thereby postpone, such filing, or (y) the Holder has not timely complied with the requirements of this Agreement with respect to the inclusion of such Registrable Securities in the Initial Shelf Registration Statement.

(b)    The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form; provided, however, that, if the Company becomes eligible to register the Registrable Securities for resale by the Holder on Form S-3 (including without limitation as a Well-Known Seasoned Issuer eligible to use an Automatic Shelf Registration Statement) or another appropriate form, the Company shall be entitled to amend the Initial Shelf Registration Statement to a Shelf Registration Statement on Form S-3 or another appropriate form or file a Shelf Registration Statement on Form S-3 or another appropriate form in substitution of the Initial Shelf Registration Statement as initially filed.

(c)    The Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective by the Commission as promptly as practicable, and shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the earlier of (i) the expiration of one (1) year following Effective Date of the Initial Shelf Registration Statement, provided that if at the time the Company is eligible to register the Registrable Securities for resale by the Holder on Form S-3 or another appropriate form, such date shall be extended to three (3) years following the Effective Date of the Initial Shelf Registration Statement; and (ii) the date that all securities covered by such Shelf Registration Statement shall cease to be Registrable Securities. In the event of any stop order, injunction or other similar order or requirement of the Commission relating to any Registration Statement, the period during which the Initial Shelf Registration Statement shall be required to remain effective will be extended by the number of days during which such stop order, injunction or similar order or requirement is in effect.

(d)    In the event that the Company files a registration statement under the Securities Act other than the Initial Shelf Registration Statement pursuant to Section 2(a) (an “Alternative Shelf Registration Statement”) within the period contemplated by Section 2(a) (whether on behalf of itself or other holders of Shares), then the Company may elect, in its sole discretion, in lieu of filing the Initial Shelf Registration Statement, to include the Registrable Securities on such Alternative Shelf Registration Statement so long as such Alternative Shelf Registration Statement is on terms consistent with this Section 2 and does not otherwise adversely affect the Holder’s rights hereunder.

(e)    In the event that the Holder (acting by and through the Liquidators) requests that the Company not effect the filing of the Initial Shelf Registration Statement as contemplated in Section 2(a)(x) in order to postpone such filing so as to better allow for the Liquidators to manage its liquidation in accordance with the Plan, the Holder (acting by and through the Liquidators) shall be entitled to request, at any time but not more than once, that the Company file a registration statement covering the resale of the Holder’s Registrable Securities, and upon receipt of such request, the Company shall use its commercially reasonable efforts to file such registration statement as promptly as practicable, and otherwise comply with all of its obligations under this Agreement with respect to such registration statement treating such registration statement as the Initial Shelf Registration Statement.

3. Grace Periods.

(a) Notwithstanding anything to the contrary herein—

(A)    the Company shall be entitled to postpone the filing or effectiveness of, or suspend the use of, a Registration Statement if in the good faith judgment of the Board, such registration, offering or use would reasonably be expected to materially affect in an adverse manner or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; and

(B)    at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time would, in the good faith judgment of the Board, adversely affect the Company (the period of a postponement or suspension as described in clause (A) and/or a delay described in this clause (B), a “Grace Period”).

(b)    The Company shall promptly (i) notify the Holder in writing of the existence of the event or material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use commercially reasonable efforts to terminate a Grace Period as promptly as practicable and (iii) notify the Holder in writing of the date on which the Grace Period ends.

(c)    The duration of any one Grace Period shall not exceed sixty (60) days, and the aggregate of all Grace Periods in total during any three hundred sixty-five (365) day period shall not exceed an aggregate of ninety (90) days. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holder receives the notice referred to in clause (i) of Section 3(b) and shall end on and include the later of the date the Holder receives the notice referred to in clause (iii) of Section 3(b) and the date referred to in such notice. In the event the Company declares a Grace Period, the period during which the Company is required to maintain the effectiveness of an Initial Shelf Registration Statement (or, if applicable, an Alternative Shelf Registration Statement) shall be extended by the number of days during which such Grace Period is in effect.

4.    Registration Procedures. If and when the Company effects any registration under the Securities Act as provided in Sections 2(a) or 2(d) of this Agreement, the Company shall use its commercially reasonable efforts to:

(a)    prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its commercially reasonable efforts to cause such Registration Statement to become and remain effective, subject to the limitations contained herein;

(b)    prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;

(c)    (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Holder copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by the Holder (which may be furnished by email), and afford Counsel to the Holder a reasonable opportunity to review and comment on such documents; and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company, give the Holder such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of Counsel to the Holder, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (B) upon reasonable advance notice to the Company and during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Counsel to the Holder, to conduct a reasonable due diligence investigation for purposes of the Securities Act;

(d)    notify the Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)    furnish to the Holder, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as the Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by the Holder, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

(f)    (i) register or qualify all Registrable Securities and other securities, if any, of the Holder covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holder shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable the Holder to consummate the disposition in such jurisdictions of the securities to be sold by the Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

(g)    cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or Counsel to the Holder to enable the Holder to consummate the disposition of such Registrable Securities in accordance with its intended method of distribution thereof;

(h)    [Reserved]

(i)    notify the Holder at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, and at the written request of the Holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)    notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(k)    advise the Holder promptly after it shall receive notice or obtain knowledge thereof and promptly use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Securities at the earliest practicable moment;

(l)    otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first (1st) full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158, and furnish to the Holder at least ten (10) days prior to the filing thereof (or such shorter time period reasonably necessary in light of applicable legal requirements) a copy of any amendment or supplement to such Registration Statement or Prospectus;

(m)    cause all Registrable Securities included in a Registration Statement to be listed on a national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange;

(n)    provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof;

(o)    enter into such agreements and take such other actions as the Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification;

(p)    if requested by the Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to the plan of distribution for such Registrable Securities provided to the Company in writing by the Holder that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after being notified of the information;

(q)    cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such amounts and registered in such names as the Holder may reasonably request at least three (3) Business Days prior to any sale or distribution of Registrable Securities; and

(r)    otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

In addition, at least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify the Holder of the information the Company requires from the Holder, including any update to or confirmation of the information contained in the Holder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within five (5) Business Days prior to the applicable anticipated filing date. The Holder further agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless the Holder has returned to the Company a completed and signed Holder Questionnaire and a response to any requests for further information as described in the previous sentence. If the Holder returns the Holder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall be permitted to exclude the Holder from being a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto. The Holder acknowledges and agrees that the information in the Holder Questionnaire or request for further information as described in this Section 4 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

5.    Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees of the Holder, if any) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any securities exchange on which the Shares are then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holder) and (C) if not previously paid by the Company, with respect to any filing that may be required to be made by any broker through which the Holder intends to make sales of Registrable Securities with the Financial Industry Regulatory Authority (“FINRA”) pursuant to the FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holder), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company will pay the reasonable fees and disbursements of one Counsel to the Holder (and one local counsel, if reasonably necessary), including, for the avoidance of doubt, any expenses of such Counsel to the Holder (and one local counsel, if reasonably necessary) in connection with the filing or amendment of any Registration Statement, Prospectus or free writing prospectus hereunder.

6.    Lockups. In connection with any underwritten public offering of equity securities (or securities convertible or exercisable into such equity securities) by the Company (other than a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future), if requested by the underwriter(s) managing such offering, so long as the Holder beneficially owns three percent (3%) or more of the outstanding Shares (on a fully diluted basis assuming the conversion of any outstanding securities), then the Holder shall not effect any sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, except (a) with the written consent of such managing underwriter(s) or (b) for a distribution to its creditors in connection with the Holder’s liquidation proceedings, during the seven (7) days prior to and the ninety (90)-day period beginning on the date of closing of such offering (the “Lockup Period”), except as part of such offering; provided, that such Lockup Period restrictions are applicable on substantially similar terms to the Company and all of its and its subsidiaries’ executive officers and directors; provided, further, that nothing herein will prevent the Holder from making a distribution of Registrable Securities to any of its partners, members or stockholders thereof or a transfer of Registrable Securities to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees or transferees, as applicable, agree to be bound by the restrictions set forth in this Section 6. The Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant offering shall be third party beneficiaries of this Section 6. The provisions of this Section 6 will no longer apply to the Holder once the Holder ceases to hold Registrable Securities.

 7.    Indemnification.

(a)    Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Holder, the Liquidators, the Liquidators’ agents, servants, representatives and/or employees, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of the Holder, each Person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, or to the extent that such information relates to the Holder or the Holder’s proposed method of distribution of Registrable Securities and was provided by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type specified in Section 4(i), related to the use by the Holder of an outdated or defective Prospectus after the Company has notified the Holder in writing that the Prospectus is outdated or defective and prior to the receipt by the Holder of the Advice contemplated and defined in Section 10(c) below, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 7(c)), shall survive the transfer of the Registrable Securities by the Holder, and shall be in addition to any liability which the Company may otherwise have.

(b)    Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified

Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties (as well as one local counsel, if reasonably necessary). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 7(b)) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 7, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

(c)    Contribution. If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

8.    Rule 144; Other Exemptions. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the Commission that may at any time permit the Holder to sell or distribute the Registrable Securities to the public without registration, the Company covenants that it will (i) to the extent it shall be required to do so under the Exchange Act, use its commercially reasonable efforts to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) take such further action as the Holder may reasonably request and make available information necessary to comply with Rule 144, at all times, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time. Upon the reasonable request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

9.    Further Assurances. Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

10.    No Personal liability. The Liquidators have negotiated and are entering into this Agreement as agents for the Holder to which they are appointed and none of the Liquidators, their firm, partners, employees, advisors, representatives or agents shall incur any personal liability whatsoever whether on their own part or in respect of any failure on the part of the Company or any of its affiliates to observe, perform or comply with any of its obligations under this Agreement or under or in relation to any related matter, claim, transfer, assignment or other documents or transactions made pursuant to or in connection with this Agreement; provided, however that the foregoing shall not affect the liability that would otherwise result from any such act or omission by (i) the Liquidators, the Holder or the Liquidators’ professional persons to the extent that such act or omission is determined by the Grand Court of the Cayman Islands. The Liquidators are party to this Agreement: (i) as agents of the Holder of which they are administrators; and (ii) in their own capacities solely for taking the benefit of the provisions of this Agreement in their favor and enforcing the obligations of other parties to this Agreement. Notwithstanding anything to the contrary herein, any claim, action or proceeding against the Liquidators in their personal capacities (and not as agents for the Holder) under this Agreement shall be governed exclusively by Cayman Islands law and subject to the exclusive jurisdiction of the Grand Court of the Cayman Islands.

11.    Miscellaneous.

(a)    Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(b)    Compliance. The Holder agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities under a Registration Statement only in accordance with a method of distribution described in such Registration Statement.

(c)    Discontinued Disposition. By its acquisition of Registrable Securities, the Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 4(i), the Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d)    No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holder in this Agreement.

(e)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holder; provided, however, that any party may give a waiver as to itself. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(f)    Notices. All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be made by hand delivery, certified mail, overnight courier service, electronic mail or facsimile to the address, electronic mail address or facsimile number set forth below; provided, that any party may designate a different address, electronic mail address or facsimile number by a notice similarly given to the Company:

(A)	If to the Company:

Vantage Drilling International
777 Post Oak Boulevard, Suite 800
Houston, TX 77056
Attention: General Counsel
Facsimile: (281) 404-4722
Email: douglas.stewart@vantagedrilling.com

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, TX 77010
Attention: Joshua P. Agrons
Facsimile: (713) 651-5246
Email: josh.agrons@nortonrosefulbright.com

(B)	If to the Holder, then as set forth on the signature page hereto.

Any such notice or communication shall be deemed given when delivered by hand, if delivered on a Business Day; on the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; when receipt is acknowledged, whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a Business Day; and on the next Business Day following the day on which receipt is acknowledged whether by facsimile confirmation or return electronic mail, if sent by facsimile or electronic mail on a day that is not a Business Day. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day or is a legal holiday in the jurisdiction in which the recipient’s principal office is located, the time period shall automatically be extended to the next Business Day.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any trustee in bankruptcy). No assignment or delegation of this Agreement by either of the parties hereto, or any of their rights, interests or obligations hereunder, shall be effective against the other party without the prior written consent of the other party.

(h)    Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, termination, performance or nonperformance of this Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State, without regard to any conflict of laws principles thereof. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim based upon, arising out of, or related to this agreement, any provision hereof or any of the transactions contemplated hereby, in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan of New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto. Each party hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, MATTER OR PROCEEDING BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, ANY PROVISION HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)    Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. In the case of any such invalidity or unenforceability, each of the parties hereto agrees to negotiate in good faith to amend this Agreement to replace such provision with a new legally valid and enforceable provision that gives effect to the original intent of the parties as closely as possible and in a mutually acceptable manner.

(j)    Counterparts. This Agreement may be executed in multiple counterparts, including by electronic transmission or portable document format (PDF), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k)    Headings; No Strict Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(l)    Entire Agreement. This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(m)    Termination. The obligations of the Company and of the Holder, other than those obligations contained in Section 7 and this Section 10, shall terminate with respect to the Company and the Holder as soon as the Holder no longer beneficially owns any Registrable Securities.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

VANTAGE DRILLING INTERNATIONAL

By:	/s/ Douglas E. Stewart
Name:	Douglas E. Stewart
Title:	Vice President, General Counsel and Corporate Secretary

[Signature Page to OGIL/VDC Registration Rights Agreement]

Signed by ALEXANDER LAWSON and KRIS BEIGHTON as joint official liquidators for and on behalf of VANTAGE DRILLING COMPANY (IN OFFICIAL LIQUIDATION) as its agent and without personal liability

By:	/s/ Alexander Lawson
Name:	Alexander Lawson

By:	/s/ Kris Beighton
Name:	Kris Beighton

Signed by ALEXANDER LAWSON and KRIS BEIGHTON without personal liability and solely for the purpose of obtaining the benefit of the provisions of this agreement

By:	/s/ Alexander Lawson
Name:	Alexander Lawson

By:	/s/ Kris Beighton
Name:	Kris Beighton

[Signature Page to OGIL/VDC Registration Rights Agreement]